Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) by and among Cano Petroleum, Inc., a Delaware corporation (the “Company”), and Miles O’Loughlin (the “Purchaser”).

In connection with the Stock Purchase Agreement by and among the Company, W.O. Energy of Nevada, Inc., the Purchaser and Scott White (the “Stock Purchase Agreement”), the Company has agreed (i) to issue to Purchaser 895,660 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and (ii) to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws.

In consideration of Purchaser receiving the Shares pursuant to the Stock Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

(a)           “Anniversary Date” means November 29, 2006.

(b)           “Blackout Period” means such day or days, not to exceed an aggregate of thirty (30) days during any period of twelve (12) consecutive months, with respect to which the Board of Directors of the Company determines in good faith (A) that an amendment or supplement to a Registration Statement or Prospectus contained therein is necessary, in light of subsequent events, in order to correct a material misstatement made therein or to include information the absence of which would render such Registration Statement or such Prospectus materially misleading and (B) that the filing of such amendment or supplement would result in the disclosure of information which the Company has a bona fide business purpose for preserving as confidential; provided that the Company shall be entitled to impose no more than three (3) Blackout Periods during any period of twelve (12) consecutive months.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)           “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that disclosed information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

(e)           “Registrable Securities” means the Shares, and any other shares of Common Stock issuable, whether as a dividend or otherwise, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Shares.

(f)            “Registration Statement” means the registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

(g)           “Securities Act” means the Securities Act of 1933, as amended.

(h)           “SEC” means the Securities and Exchange Commission

2.            REGISTRATION.

(a)           The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Purchaser of all the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the Anniversary Date, and to use its commercially reasonable efforts to keep the Registration Statement in effect until registration is no longer required because the Registrable Securities are eligible for resale pursuant to the provisions of Rule 144(k) of the Securities Act (the “Registration Period”).

(b)           If the Registration Statement is not declared effective by the Anniversary Date, beginning the day after the Anniversary Date, the Purchaser shall have the right to cause the Shares to be purchased by the Company for the closing price on November 29, 2005 (the “Purchase Option”).  If the Registration Statement is not declared effective by the Anniversary Date, until the Purchaser elects to have the Purchase Option exercised, the Company shall continue to use it commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act.  If the Purchase Option is not exercised prior to the Registration Statement being declared effective, it shall terminate upon the Registration Statement being declared effective under the Securities Act.

3.            OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including those pursuant to Section 2(a) and (b) above, the Company shall:

(a)           prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by the Purchaser in order to incorporate information concerning the Purchaser’s intended method of distribution;

(b)           furnish to the Purchaser such number of copies of the Prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Purchaser’s Registrable Securities;

(c)           use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by Purchaser, and do any and all other acts or things which may be necessary or advisable to enable Purchaser to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(d)           notify Purchaser immediately upon the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (except during a

Blackout Period) as promptly as practicable, prepare, file and furnish to Purchaser a reasonable number of copies of a supplement or an amendment to such Prospectus as may be necessary so that such Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(e)           use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of any Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify Purchaser of the issuance of such order and the resolution thereof;

(f)            provide Purchaser and its representatives the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and

(g)           permit counsel for Purchaser (at Purchaser’s expense) to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission.

4.            OBLIGATIONS OF PURCHASER.

In connection with the registration of the Registrable Securities pursuant to the Registration Statement, Purchaser shall:

(a)           furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)           upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(d) or 3(e), immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in Section 3(d) or withdrawal of the stop order referred to in Section 3(e);

(c)           to the extent required by applicable law, deliver a Prospectus to each purchaser of Registrable Securities; and

(d)           notify the Company when it has sold all of the Registrable Securities theretofore held by it.

5.            INDEMNIFICATION.

In the event that any Registrable Securities are included in the Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company shall indemnify and hold harmless Purchaser against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will reimburse Purchaser for any legal or other expenses as reasonably incurred in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify Purchaser for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify Purchaser to the extent that any Loss results from Purchaser selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the Prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to Purchaser of an event described in Section 3(d) or 3(e).

(b)           To the extent permitted by law, Purchaser shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by the Purchaser expressly for use in such Registration Statement; and Purchaser will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5(b) exceed the net purchase price of securities sold by Purchaser under the Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action.

(d)           In the event that the indemnity provided in subsection (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and Purchaser agree , severally and not jointly, to contribute to the aggregate Losses to which the Company or Purchaser may be subject in such proportion as is appropriate to reflect the relative fault of the Company and Purchaser in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall Purchaser be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by Purchaser.  The Company and Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

(e)           The obligations of the Company and Purchaser under this Section 5 shall survive the completion of any offering of Registrable Securities pursuant to the Registration Statement under this Agreement, or otherwise.

6.            REPORTS.

With a view to making available to Purchaser the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other similar rule or regulation of the SEC that may at any time permit Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to Purchaser, so long as Purchaser owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration.

7.            MISCELLANEOUS.

(a)           Expenses of Registration.  All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to Purchaser, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

(b)           Amendment; Waiver.  Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and the Purchaser. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon Purchaser and the Company.  The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)           Notices.  Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) the day of receipt of shipment after confirmation of receipt of shipment by the recipient if shipped courier, postage prepaid, or (iii) the day of receipt of shipment after confirmation of receipt of shipment by the recipient if shipped by certified or registered mail, return receipt requested, postage prepaid addressed to the parties as follows:

If to the Company:

Cano Petroleum, Inc.

The Oil and Gas Commerce Building

309 West Seventh Street, Suite 1600

Fort Worth, Texas 76102

Attn.:      James K. Teringo, Jr.

Fax:         817-698-0796

with a copy to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

Attn.:      W. Bruce Newsome

Fax:         214-200-0636

If to the Purchaser:

Miles O’Loughlin

Hwy 152 West

P.O. Box 960

Pampa, Texas 79066

Fax:         806-665-1960

In each of (ii) and (iii) above, the signature of the recipient or an agent of the recipient shall constitute confirmation of receipt of shipment.

(d)           Termination.  This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties’ rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

(e)           Assignment.  The rights of Purchaser hereunder shall not the assignable.

(f)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.  This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Fort Worth, Tarrant County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date indicated by their signature.

PURCHASER NAME:		/s/ Miles O’Loughlin	Dated: November 29, 2005
Miles O’Loughlin

Accepted this 29th day of November, 2005.

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
	Name:	S. Jeffrey Johnson
	Title:	Chief Executive Officer